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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 5, 1995
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                         THE PROVIDENCE JOURNAL COMPANY
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

       0-26928                                            05-0481966
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(Commission File Number)                       (IRS Employer Identification No.)

75 Fountain Street, Providence, Rhode Island                            02902
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:                 401-277-7000
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    (Former name or former address, if changed since last report)


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Item 5. Other Events.

     On October 5, 1995, Registrant consummated the transactions contemplated by
(a) the Contribution and Assumption Agreement dated as of October 5, 1995 by and between Providence Journal Company ("Providence Journal") and Registrant (the "Contribution and Assumption Agreement"), (b) the Agreement and Plan of Merger, dated as of November 18, 1994, as amended and restated as of August 1, 1995 (the "Merger Agreement"), by and among Continental Cablevision, Inc. ("Continental"), Providence Journal, the Registrant, King Holding Corp., a Delaware corporation and a subsidiary of Providence Journal ("KHC"), and King Broadcasting Company, a Washington corporation and a wholly owned subsidiary of KHC ("KBC"), and (c) certain other related transactions. The Contribution and Assumption Agreement and the Merger Agreement are each incorporated by reference herein.

     Pursuant to the terms of the Merger Agreement, prior to the "Contribution" (defined below), a subsidiary of Continental (a) loaned Providence Journal approximately $408 million (the "New Cable Indebtedness") for the purposes described below and (b) acquired all of the stock of King Videocable Company, a Washington corporation and wholly-owned subsidiary of KBC ("KVC"), for a purchase price of $405 million (the "King Cable Purchase"). KVC held all of the cable television assets and businesses of KHC and KBC (the "King Cable Business"). In addition, immediately following the King Cable Purchase, Providence Journal completed the "Kelso Buyout" as defined below.

     Pursuant to the terms of the Contribution and Assumption Agreement, Providence Journal then contributed all of its non-cable business (including, without limitation, all of the outstanding capital stock of KHC) to Registrant, its wholly-owned subsidiary, and Registrant assumed all of the liabilities related thereto (the "Contribution"). In exchange for the Contribution, Registrant issued to Providence Journal a number of shares of Registrant's Class A Common Stock and Registrant's Class B Common Stock equal to the number of outstanding shares of Providence Journal Class A Common Stock and Providence Journal Class B Common Stock, respectively. Following the Contribution, Providence Journal distributed one share of Registrant's Class A Common Stock to the holder of each share of Providence Journal Class A Common Stock and one share of Registrant's Class B Common Stock to the holder of each share of Providence Journal Class B Common Stock, each as outstanding immediately prior to such distribution (the "Distribution"). The Contribution (and the assumption of liabilities by Registrant in connection with the Contribution) and the Distribution are hereinafter collectively referred to as the "PJC Spin-Off".


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     After completion of the PJC Spin-Off, Providence Journal, which following the PJC Spin-Off, held only Providence Journal's cable television businesses and assets (the "Providence Journal Cable Business"), merged with and into Continental, with Continental as the surviving corporation (the "Merger").

     Each of such transactions are described in more detail below.

     New Indebtedness. Prior to the PJC Spin-Off, Providence Journal incurred indebtedness to a subsidiary of Continental (the "Continental Subsidiary") in a principal amount of approximately $408 million (the "New Cable Indebtedness"). Prior to the PJC Spin-Off, Providence Journal used the proceeds of the New Cable Indebtedness, the $405 million provided by the Continental Subsidiary for the King Cable Purchase and the "NPJ Indebtedness" (as defined below) as follows:
(i) to consummate the Kelso Buyout (as defined below) for a purchase price of $265 million, including $5 million in transaction fees, (ii) to repay substantially all existing indebtedness of Providence Journal and KBC in an aggregate amount of approximately $623 million, (iii) to make a current payment due in the approximate amount of $7.3 million in connection with the purchase in 1987 by Providence Journal of shares of Providence Journal Common Stock from a former stockholder, and (iv) to pay other costs associated with the Merger and the NPJ Indebtedness in the amount of approximately $22.5 million. Additional indebtedness required to meet the foregoing obligations, among others, was incurred by Providence Journal and Registrant in a principal amount of approximately $105 million (the "NPJ Indebtedness"). Following the PJC Spin-Off, Registrant had no obligations or liabilities with respect to the New Cable Indebtedness, and Continental had no obligations or liabilities with respect to the NPJ Indebtedness. The working capital and capital expenditure adjustments required by the Merger Agreement of approximately $250,000 were deducted from the total amount of New Cable Indebtedness which could have been borrowed by Providence Journal from the Continental Subsidiary as were a variety of fees and expenses which Continental and Providence Journal had agreed to share. Approximately $35 million of deferred compensation and severance payments to Providence Journal executives (including cable executives) were paid on September 29, 1995 and funded from the existing Providence Journal credit facility as well as a bridge loan from Fleet National Bank in the amount of approximately $10 million which bridge loan was paid in full on October 5, 1995. KBC is expected to have to pay approximately $120 million in taxes as a result of the King Cable Purchase. In order to assure Continental that such taxes will be paid, as

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part of the NPJ Indebtedness, a $120 million letter of credit was issued to
Continental.

     King Cable Purchase. Prior to the Kelso Buyout, pursuant to the terms of the Merger Agreement, Continental purchased from KBC the King Cable Business, for a cash purchase price of $405 million. In connection with, and as part of, the King Cable Purchase, Registrant assumed and agreed to hold Continental harmless from all liabilities of KBC (including, without limitation, federal and state income taxes payable as a result of the King Cable Purchase).

     Kelso Buyout. Prior to the Kelso Buyout, Kelso Investment Associates IV, L.P., Kelso Partners IV, L.P. and Kelso Equity Partners II, L.P., each a Delaware limited partnership (the "Kelso Partnerships"), owned, or held a warrant providing the Kelso Partnerships with a right to acquire, 50% of the capital stock of KHC (the "Kelso Securities"), which in turn owned and controlled 100% of the capital stock of KBC. Providence Journal used a portion of the proceeds of the New Cable Indebtedness, together with a portion of the proceeds from the NPJ Indebtedness, to acquire the Kelso Securities for a purchase price of $265 million, including $5 million in transaction fees (the "Kelso Buyout"). Following the Kelso Buyout, KHC was a wholly-owned subsidiary of Providence Journal.

     PJC Spin-Off. Prior to the Merger, Providence Journal consummated the PJC Spin-Off. In connection with, and as part of the PJC Spin-Off, Registrant assumed and agreed to hold Providence Journal (and Continental following the Merger) harmless from all liabilities of Providence Journal (including, without limitation, the NPJ Indebtedness and substantially all tax liabilities which arise in connection with the King Cable Purchase) other than the New Cable Indebtedness and liabilities associated with the PJC Cable Business and Providence Journal's obligations under the Contribution and Assumption Agreement. Providence Journal, in turn, agreed to hold Registrant harmless from such unassumed liabilities, which will become liabilities of Continental pursuant to the Merger.

     Pursuant to the Contribution and Assumption Agreement, Registrant agreed that for a period of four years from the effective time of the Merger (the "Effective Time"), it would not (i) sell, transfer, assign or otherwise dispose of any material assets or (ii) declare, set aside or pay any dividend or other distribution (with certain exceptions) in respect of its capital stock, or redeem or otherwise acquire any of its capital stock, if, as a result of any such transaction, Registrant would have a fair market value (determined on the basis of a sale on a private market, going concern basis, free and clear of all liabilities) of less than: (x) for the period to and including the first anniversary of the Effective Time, $200 million,

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(y) for the period from such first anniversary to and including the second anniversary of the Effective Time, $150 million and (z) for the period from the second anniversary of the Effective Time to and including the fourth anniversary of the Effective Time, $50 million. Registrant may proceed with any transaction which would otherwise be prohibited by the foregoing if it provides security to Continental in form and amount reasonably acceptable to Continental.

     NPJ Indebtedness. Prior to the Effective Time of the Merger, Registrant and Providence Journal entered into a Credit Agreement dated as of October 5, 1995 (the "Credit Agreement") with Fleet National Bank, as Administrative Agent, and The First National Bank of Boston, The Chase Manhattan Bank, N.A., Chemical Bank and The Toronto Dominion Bank, as Managing Agents, and the other lenders named therein.

     The Credit Agreement provided Providence Journal and Registrant with maximum credit availability of $375 million. At the time of the Contribution, the NPJ Indebtedness became an obligation of Registrant, and Providence Journal was released from any further obligations or liabilities with respect thereto. Prior to the Contribution, Providence Journal and Registrant used $225 million of the maximum credit availability on the NPJ Indebtedness, including the draw down of $105 million in cash and the issuance to Continental of a $120 million letter of credit assuring payment of the estimated taxes resulting from the King Cable Purchase. In addition, as part of the Contribution, Registrant agreed to assume or discharge the obligations of Providence Journal pursuant to various guaranty agreements entered into by Providence Journal in connection with approximately $10 million of tax-exempt revenue bonds issued for the benefit of a wholly-owned subsidiary of Providence Journal to finance the acquisition and renovation of a parking garage in Providence, Rhode Island.

     The Credit Agreement consists of a term loan and revolving credit facilities. Credit availability under the Credit Agreement decreases quarterly on a schedule commencing December 31, 1996, with a final maturity on June 30, 2004. The indebtedness evidenced by the Credit Agreement is secured by guarantees from all of the material subsidiaries of Registrant and a first priority pledge of all such material subsidiaries' capital stock.

     The Credit Agreement permits Registrant to elect interest rates from time to time, as to all or a portion of the borrowings made under the revolving credit facilities based on the Eurodollar rate, the certificate of deposit rate or the "base" rate of the agent, as from time to time in effect, plus the "spread" over such rates. The actual amount of the

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"spread" over such rates will be determined by the ratio of the total debt of
Registrant to the operating cash flow of Registrant (earnings before depreciation, interest expense and taxes with certain additional adjustments). At the time of the initial advance under the Credit Agreement, the "spread" was
0.00 percent over the "base" rate, 1.125 percent over the Eurodollar rate and
1.250 percent over the certificate of deposit rate for the revolving credit facilities.

     The Registrant borrowed $75 million under the term loan facility which is the full amount of such facility. The term loan facility bears interest at a rate per annum equal to the Eurodollar rate plus a "spread" over the Eurodollar rate which is .125 percent higher than the applicable "spread" for the revolving credit facilities.

     In connection with the Credit Agreement, Registrant will maintain Providence Journal's interest rate hedging arrangements in the notional amounts of $200 million in 1996, $175 million in 1997 and $150 million in 1998 and 1999.

     The Credit Agreement contains customary events of default, financial covenants, covenants restricting the incurrence of debt (other than the indebtedness evidenced by the Credit Agreement), investments and encumbrances on assets and covenants limiting mergers and acquisitions. The Credit Agreement provides for the mandatory prepayment of amounts outstanding and a reduction in the commitment under certain circumstances.

     The Merger. Pursuant to the terms of the Merger Agreement, Providence Journal (which, at the time of the Merger, owned only the Providence Journal Cable Business) merged with and into Continental. After the Merger, the separate existence of Providence Journal ceased, and Continental acquired the PJC Cable Business and assumed the New Cable Indebtedness and substantially all of the liabilities of Providence Journal relating to the PJC Cable Business.

     In the Merger, each share of Providence Journal Common Stock outstanding immediately prior to the Merger was converted into 353.302765 shares of Continental Class A Common Stock.

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     Restrictions on Transfer of Continental Merger Stock and Registrant Common
Stock. In order to protect the tax-free nature of the PJC Spin-Off and the Merger, for a period of one year following the Effective Time, the Continental Merger Stock will be subject to restrictions on transfer (the "Transfer Restrictions") set forth in the Continental Amended and Restated By-Laws (the "Continental By-Laws"), which will prohibit all transfers, sales, assignments or other dispositions of Continental Merger Stock by the former Providence Journal stockholders except for transfers not for value, including but not limited to, gifts, bequests, transfers pursuant to the terms of a trust or the laws of descent and distribution, or transfers by operation of law upon bankruptcy, liquidation, or dissolution of a stockholder, to certain "permitted transferees" (defined in the Continental By-Laws). The shares of Registrant's Common Stock received in the PJC Spin-Off are subject to transfer restrictions that are identical to the Transfer Restrictions.

Item 7.  Financial Statements and Exhibits.

   (a)   Financial Statements

         Not applicable.

   (b)   Pro Forma Financial Statements

         Not applicable.

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   (c)   Exhibits

   The following exhibits are filed as part of this report:

   2.1 Agreement and Plan of Merger dated as of November 18, 1994, by and among Continental Cablevision, Inc., Providence Journal Company, Registrant, King Holding Corp. and King Broadcasting Company, as amended and restated as of August 1, 1995 (incorporated by reference to Annex 1 to the Joint Proxy Statement-Prospectus dated August 31, 1995 included in Registrant's Form S-4 (No. 33-57479)).

   2.2 Contribution and Assumption Agreement dated as of October 5, 1995 by and between Providence Journal Company and Registrant (incorporated by reference to Exhibit C to Annex 1 to the Joint Proxy
         Statement-Prospectus dated August 31, 1995 included in Registrant's Form S-4 (No. 33-57479)).

   4 Credit Agreement dated as of October 5, 1995 among Providence Journal, Registrant, Fleet National Bank, as Administrative Agent, The First National Bank of Boston, The Chase Manhattan Bank, N.A., Chemical Bank and The Toronto Dominion Bank, as Managing Agents and the other lenders named therein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                               THE PROVIDENCE JOURNAL COMPANY
                                                 Registrant

                                               By /s/ John L. Hammond
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                                                    John L. Hammond
                                                    Vice President-Legal

Date:  October 5, 1995

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